                                                                    EXHIBIT 99.6

                                     FORM OF
                                 HOT TOPIC, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT

         FOR GOOD AND VALUABLE CONSIDERATION, Hot Topic, Inc., a California corporation, hereby irrevocably grants to the Employee named below a non-qualified stock option (the "Option") to purchase any part or all of the specified number of shares of its Common Stock upon the terms and subject to the conditions set forth in this Agreement, at the specified purchase price per share without commission or other charge. The Option is granted subject to the Terms and Conditions Relating to Non-Qualified Stock Options attached hereto as EXHIBIT A and incorporated herein (the "Terms and Conditions").

Name of Employee:                                         _______________
Social Security Number:                                   _______________
Number of Shares covered by Option                        __________ (_____)
(the "Option Shares"):
Purchase Price Per Option Share:                          Two Dollars ($2.00)
Minimum Number of Option Shares Per Partial
Exercise (unless Optionee exercises all of the
Option then exercisable):                                 One hundred (100)
The Option shall become exercisable as follows:

         _______ Option Shares shall be subject to purchase on the date hereof. An additional _____ Option Shares shall become subject to purchase on the 1st day of each calendar month, commencing with _____________ and ending __________, and the final ____ Option Shares shall become subject to purchase on _____________. Once subject to purchase, the Option Shares shall remain subject to purchase until _______________ (the "Expiration Date") unless the Option is earlier terminated in accordance with the Terms and Conditions.

Date of this Agreement: _________________

HOT TOPIC, INC.                                  ______________________________
                                                 Employee's Signature
By:_______________________________________       Residence Address:
         [NAME]                                  _____________________________
                                                 _____________________________
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                          TERMS AND CONDITIONS RELATING
                         TO NON-QUALIFIED STOCK OPTIONS

                                                                __________, 19__

         The following Terms and Conditions Relating to Non-Qualified Stock Options (the "Terms and Conditions") apply to the Non-Statutory Stock Options granted on the date hereof by Hot Topic, Inc. to ____________________________. These Terms and Conditions are incorporated by reference into each such Option. Whenever capitalized terms are used in these Terms and Conditions, they shall have the meaning specified (i) in the Hot Topic, Inc. Non-Statutory Stock Option Agreement (the "Facing Page") into which these Terms and Conditions are incorporated by reference, or (ii) below, unless the context clearly indicates to the contrary. As used herein, the "Option Agreement" shall mean the Facing Page and these Terms and Conditions as incorporated therein. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

         1. TERM OF OPTION. The term of the Option shall be the period commencing on the date of the Option Agreement and ending on the Expiration Date (as defined in the Facing Page), unless terminated earlier as provided herein.

         2. EXERCISE PRICE. The exercise price of the Option granted hereby shall be equal to the purchase price per Option Share as set forth on the Facing Page.

         3. EXERCISE OF OPTION.

                  (a) The Facing Page sets forth the rate at which the Option Shares shall become subject to purchase by Optionee.

                  (b) Optionee shall exercise the Option to the extent exercisable, in whole or in part, by sending written notice to the Company in the form attached hereto as APPENDIX A of his intention to purchase Option Shares hereunder, together with a check in the amount of the full purchase price of the Option Shares to be purchased. Optionee shall not exercise the Option at any one time with respect to less than the minimum number of Option Shares as is set forth in the Facing Page.

                  (c) Optionee agrees to complete and execute any additional documents which the Company reasonably requests that Optionee complete in order to comply with applicable federal, state and local securities laws, rules and regulations.

                  (d) Subject to the Company 's compliance with all applicable laws, rules and regulations relating to the issuance of such Option Shares and Optionee's compliance


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with all the terms and conditions of the Option Agreement, the Company shall promptly deliver the Option Shares to the Optionee.

                  (e) Except as otherwise provided herein, the Option may be exercised during the lifetime of the Optionee only by the Optionee.

         4. OPTION NOT TRANSFERABLE. The Option granted hereunder shall not be transferable in any manner other than upon the death of Optionee. More particularly (but without limiting the foregoing), the Option may not be assigned, transferred (except as expressly provided herein), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

         5. TERMINATION OF OPTION.

                  (a) To the extent not previously exercised, the Option shall terminate on the Expiration Date; provided, however, that except as otherwise provided in this Section 5 THE OPTION MAY NOT BE EXERCISED MORE THAN THIRTY (30) DAYS AFTER THE TERMINATION OF: OPTIONEE'S EMPLOYMENT RELATIONSHIP WITH THE COMPANY (THE "EMPLOYMENT RELATIONSHIP") FOR ANY REASON (OTHER THAN UPON OPTIONEE'S DEATH OR DISABILITY, AS DEFINED BELOW). Within such thirty (30) day period, Optionee may exercise the Option only to the extent the same was exercisable on the date of such termination and said right to exercise shall terminate at the end of such period.

                  (b) In the event of the termination of the Employment Relationship as a result of Optionee's total and permanent disability, as defined in Section 22(e)(3) of the Internal Revenue Code of 1986 and as interpreted by the Company's Board of Directors in each case ("Disability"), the Option shall be exercisable for a period of twelve (12) months from the date of such termination, but only to the extent that the Option was exercisable on the date of such termination.

                  (c) In the event of the termination of the Employment Relationship as a result of Optionee's death, the Option shall be exercisable by the Optionee's estate (or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution) for a period of twelve (12) months from the date of such termination, but only to the extent that the Optionee was entitled to exercise the Option on the date of death.

                  (d) Notwithstanding the preceding paragraphs of this Section 5, if the Company's Board of Directors determines in good faith that Optionee has committed an act of fraud, theft, other act of dishonesty, act of moral turpitude, or any other act


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materially inimical to the interest of the Company, the Option (including the right to purchase Option Shares hereunder which have accrued but remain unexercised) shall cease to be exercisable simultaneously with such act.

                  (e) Notwithstanding anything herein to the contrary, no portion of any Option which is not exercisable by the Optionee upon the termination of the Employment Relationship shall thereafter become exercisable, regardless of the reason for such termination.

         6. NO RIGHT TO CONTINUED EMPLOYMENT. The Option does not confer upon Optionee any right to continue in the employ of the Company, nor does it limit in any way the right of the Company to terminate Optionee's employment at any time, with or without cause.

         7. RIGHT OF REPURCHASE OF OPTION SHARES.

                  (a) Notwithstanding any provision herein to the contrary, the Option Shares issued pursuant to the Option shall be subject to a right, but not an obligation, of repurchase by the Company (the "Right of Repurchase"), at the price determined under subsection (b) below, if prior to the Expiration Date or the termination of the Right of Repurchase as provided in Section 9(d) below (i) the Optionee terminates his employment with the Company "without cause" (if Optionee has an employment agreement with the Company defining such term) or for any reason (if Optionee has no such employment agreement), (ii) the Company terminates Optionee's employment with the Company "for cause" (if Optionee has an employment agreement with the Company defining such term) or for any reason (if Optionee has no such employment agreement), or (iii) the Optionee's employment with the Company is terminated because of his death or Disability. Option Shares issued by the Company shall not be transferable by the Optionee during the period during which the Right of Repurchase applies, and the Company may take such steps as it deems necessary to ensure compliance with this restriction.

                  (b) The price per share at which the Company may exercise the Right of Repurchase (the "Repurchase Price") shall be the higher of (i) the price the Optionee paid for such Option Shares or (ii) the fair market value of such Option Shares on the date the Company exercises its Right of Repurchase, as determined in good faith by the Company's Board of Directors (or an officer appointed by the Board of Directors for such purpose), after giving due consideration to the factors set forth in Section 260.140.50 of Title 10 of the California Code of Regulations (exclusive of any reference to an initial public offering price).

                  (c) The Company's Right of Repurchase shall terminate if not exercised by written notice from the Company to the Optionee within ninety (90) days of the first to


                                       4.
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occur of the events described in clauses (i), (ii) and (iii) of Section 7(a)
above. If the Company exercises its Right of Repurchase, it shall give notice thereof to the Optionee within such ninety (90) day period, and, upon receipt of such notice, the Optionee shall immediately endorse and deliver to the Company the stock certificate(s) representing the Option Shares being repurchased, and the Company shall then promptly pay, pursuant to the provisions of Section 7(d) below, the total Repurchase Price to the Optionee. If the Company exercises its Right of Repurchase it shall exercise its right with respect to all (not some) of such Option Shares.

                  (d) The Repurchase Price shall be paid first by cancellation of any obligation for accrued but unpaid interest outstanding under notes issued by the Optionee upon purchase of the Option Shares (if any), next by cancellation of principal outstanding under such notes (if any), and finally by payment in cash of the balance due.

                  (e) In the event the Company does not elect to exercise its Right of Repurchase within the ninety (90) day period, the Option Shares shall no longer be subject to repurchase by the Company pursuant to this Section 7.

         8. RIGHT OF FIRST REFUSAL.

                  Unless Optionee is a party to the Shareholders Rights Agreement dated on or about the date hereof among the Company and its shareholders, Optionee agrees that he will not sell or otherwise transfer any Option Shares (including transfer by operation of law) at any time after the expiration of the Right of Repurchase and prior to the termination of this section pursuant to Section 9(d) below unless such Option Shares shall first be offered to the Company as follows:

                  (a) The Optionee shall deliver a notice (the "Notice") to the Company, stating (i) the Optionee's bona fide intention to sell or transfer such Option Shares, (ii) the number of such Option Shares to be sold or transferred,
(iii) the consideration for which the Optionee proposes to sell or transfer such Option Shares, (iv) the terms of payment of such consideration and any other terms and conditions of sale, and (v) the name of the proposed purchaser or transferee.

                  (b) Within sixty (60) days after receipt of the Notice, the Company may elect to purchase any or all of the Option Shares to which the Notice refers, for the consideration per share and upon the terms and conditions specified in the Notice, except as set forth in Section 8(e) below for transfers involving non-cash consideration. If the Company elects not to purchase all such Option Shares, the Company may assign its right to purchase the remaining Option Shares. The Company's assignees may elect within sixty (60) days after receipt by the Company of the Notice to purchase any or all Option Shares to which the Notice refers which the Company has not elected to purchase, for the


                                       5.
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consideration per share and upon the terms and conditions specified in the
Notice, except as set forth in Section 8(e) below. An election to purchase shall be made by written notice to the Optionee, specifying the number of Option Shares to be purchased.

                  (c) If the Company and/or its assignees do not so purchase all of such Option Shares within such sixty (60) day period, Optionee shall have a period of thirty (30) days thereafter to transfer all (but not less than all) of such Option Shares (less those Option Shares purchased by the Company and/or its assignees as provided in Section 8(b)) to the transferee referred to in the Notice and for the same consideration and on the other terms as set forth therein; provided, however, that prior to any transfer of such Option Shares, the proposed transferee shall execute and deliver to the Company an agreement with the Company, in form and substance satisfactory to the Company, pursuant to which such transferee agrees to be subject to the relevant provisions of the Option Agreement.

                  (d) In the event that such Option Shares are not transferred in accordance with the terms of the Option Agreement within such 30-day period, the restrictions on transfer provided in this Section 8 shall again become applicable to the Option Shares.

                  (e) If part or all of the purchase consideration specified in a Notice delivered by the Optionee pursuant to this Section 8 is other than cash or purchaser's promissory note or other evidence of indebtedness, the Company and its assignee(s) shall have the right to purchase any or all of the Option Shares specified in the Notice for a cash price equal to the fair market value of the number of Option Shares to be so purchased by the Company and/or its assignee(s).

         The fair market value of any Option Shares shall be as determined in good faith by the Company's Board of Directors (or an officer appointed by the Board of Directors, for such purposes) after giving due consideration to the factors set forth in Section 260.140.50 of Title 10 of the California Code of Regulations (exclusive of any reference to an initial public offering price).

         9. OTHER PROVISIONS REGARDING TRANSFER.

                  (a) Optionee, as a condition for accepting any Option Shares, shall not sell, transfer or pledge any Option Shares subject to the Right of Repurchase described in Section 7 or the right of first refusal described in
Section 8 hereof, other than in the manner expressly permitted in the Option Agreement, and any such sale, transfer or pledge of the Option Shares in violation of this Agreement shall be void. The Company shall not be required (i) to transfer on its books any Option Shares which shall have been sold or transferred in violation of any of the provisions set forth in the Option Agreement


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
or (ii) to treat as the owner of such Option Shares or accord the right to vote or pay dividends to any transferee to whom such Option Shares shall have been so transferred.

                  (b) Notwithstanding anything to the contrary contained herein, Optionee is under no restrictions as to the transfer by him of any or all of the Option Shares to his Related Transferees (as defined herein) provided that each such Related Transferee shall first (i) execute a written consent to be bound by all of the relevant provisions of the Option Agreement in form and substance satisfactory to the Company and (ii) give a duplicate original of such consent to the Company. The "Related Transferees" of the Optionee as used herein shall consist of the Optionee's spouse, his adult lineal descendants, the adult spouses of his lineal descendants and trusts for the benefit of any of the foregoing, Optionee and/or his minor lineal descendants. In the event of any transfer by the Optionee to his Related Transferees of all or any part of the Option Shares (or in the event of any subsequent transfer by any such Related Transferee to another Related Transferee of the Optionee), such Related Transferees shall receive and hold the Option Shares subject to the relevant terms of the Option Agreement and the Optionee's rights and obligations hereunder as though the Option Shares were still owned by the Optionee and shall together with the Optionee continue to be deemed to be the "Optionee" for purposes of the Option Agreement, including without limitation restrictions on the transfer of Option Shares. There shall be no further transfer of the Option Shares by a Related Transferee except between and among such Related Transferee, the Optionee and other Related Transferees of the Optionee, or except as permitted by the Option Agreement. The Company advises the Optionee to seek independent tax counsel prior to transferring any Option Shares to any Related Transferee.

                  (c) The Optionee hereby grants to the Company a security interest in the Option Shares for the purpose of ensuring that a transfer in violation of the restrictions set forth in Sections 7, 8 and 9 of this Agreement does not occur. In furtherance of such security interest, the Company may, at its option, retain the certificate(s) evidencing the Option Shares, together with stock assignments executed in blank by the Optionee, until such transfer restrictions terminate in accordance with Section 9(d). The Optionee hereby grants to any officer(s) of the Company the power of attorney to cause the Option Shares to be transferred on the books of the Company in the event the Company and/or its assignees repurchase some or all of the Option Shares in accordance with the Option Agreement.

                  (d) The transfer restrictions provided in Sections 7, 8 and 9 hereof shall terminate if and when a registration statement (other than a registration statement pursuant to any employee, purchase, savings, option, bonus, appreciation, profit sharing, thrift, incentive or similar plan of the Company), filed by the Company under the Securities Act in connection with the initial public offering of its securities, becomes


                                       7.

effective, and the sale of securities made pursuant to such registration statement has been completed for an aggregate amount of at least $10,000,000.

         10. NOTICE OF TAX ELECTION.

                  If Optionee makes any tax election relating to the treatment of the Option Shares under the Internal Revenue Code of 1986, as amended, Optionee shall promptly notify the Company of such election.

         11. MARKET STAND-OFF.

                  (a) In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, including the Company's initial public offering, Optionee shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose of or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any of the Option Shares without the prior written consent of the Company and its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters. This Section 11 shall only remain in effect for the two (2) year period immediately following the effective date of the Company's initial public offering and shall thereafter terminate.

                  (b) Notwithstanding the foregoing, Optionee shall be subject to the market stand-off provisions of this Section 11 only if the executive officers and directors of the Company are also subject to similar arrangements.

                  (c) In order to enforce the provisions of this Section 11, the Company may impose stop-transfer instructions with respect to the Option Shares until the end of the applicable stand-off period.

         12. ACKNOWLEDGMENTS OF OPTIONEE. Optionee acknowledges and agrees that:

                  (a) Optionee and his transferees shall have no rights as a shareholder with respect to any Option Shares until the date of the issuance of a stock certificate evidencing such Option Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 9 is below.

                  (b) All certificates representing the Option Shares shall have endorsed thereon the following legends, the provisions of which are hereby incorporated into the Option Agreement:


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
                  THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE OTHER THAN THE STATE OF CALIFORNIA AND HAVE BEEN ISSUED AND SOLD PURSUANT TO AN EXEMPTION FROM THE ACT AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED BY THE HOLDERS THEREOF AT ANY TIME EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT COVERING THE SECURITIES, OR (2) IF, IN THE REASONABLE OPINION OF COUNSEL TO THE CORPORATION, SUCH SHARES MAY BE TRANSFERRED WITHOUT SUCH REGISTRATION.

                  IN ADDITION, SALE, TRANSFER OR HYPOTHECATION OF THIS SECURITY IS RESTRICTED BY THE PROVISIONS OF A NON-QUALIFIED STOCK OPTION AGREEMENT (AND THE TERMS AND CONDITIONS RELATING TO INCENTIVE STOCK OPTIONS INCORPORATED THEREIN) ENTERED INTO BY THE CORPORATION AND THIS SHAREHOLDER DATED AS OF SEPTEMBER 23, 1992, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION AND ALL OF THE PROVISIONS OF WHICH ARE INCORPORATED HEREIN.

         13. INVESTMENT REPRESENTATIONS. As an inducement to the Company to grant the Option and issue the Option Shares to the Optionee, the Optionee hereby makes the following representations and warranties, and authorizes the Company to rely upon the same:

                  (a) The Optionee will acquire the Option Shares for investment for his own account, not for resale, without any intention of or view toward or for participating, directly or indirectly, in a distribution of the Option Shares or any portion thereof.

                  (b) Optionee is aware of and familiar with the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed decision to acquire the Option. Optionee has such knowledge and experience in business and financial matters that Optionee is capable of evaluating the merits and risks of acquiring the Option.


                                       9.

                  (c) The Optionee understands that an investment in the Company is speculative, that any possible profits therefrom are uncertain, and that he must bear the economic risks of the investment in the Company for an indefinite period of time.

                  (d) The Optionee understands that the Option Shares have not been registered under the Securities Act in reliance on the exemption provided by Rule 701 promulgated thereunder for compensatory benefit plans; and that the Option Shares have not been registered or qualified under the "blue sky" laws of any state.

                  (e) The Optionee understands that the Option Shares may have to be held indefinitely unless they are subsequently registered under the Securities Act and qualified or registered under other applicable securities laws, rules and regulations, which is unlikely, or unless an exemption from such qualification or registration is available.

                  (f) The Optionee understands and agrees that (i) the legends set forth in Section 12(b) hereof will be placed on the certificate(s) evidencing the Option Shares and on certificate(s) issued to transferees; (ii) the stock records of the Company will be noted with respect to such restrictions; (iii) the Company will not be under any obligation to register the Option Shares or to comply with any exemption available for sale of the Option Shares without registration; and (iv) the information or conditions necessary to permit routine sales of securities of the Company under Rule 144 of the Securities Act are not now available and it is not likely that they will become available in the foreseeable future.

                  (g) The Optionee is a bona fide resident and domiciliary of, not a temporary transient resident of, and has his principal residence in, the state or other jurisdiction set forth under Optionee's signature in the Option Agreement, and Optionee does not have any present intention of moving his principal residence from such state or jurisdiction.

         14. WITHHOLDING TAXES. Whenever Option Shares are to be issued under the Option Agreement, the Company shall have the right to require Optionee to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to issuance and/or delivery of any certificate or certificates for such Option Shares.

         15. ADJUSTMENTS UPON CHANGES IN COMMON STOCK.

                  (a) If any change is made in the Common Stock subject to the Option (through reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the class and number of shares and price per share of Common Stock subject to the Option will be appropriately adjusted.


                                      10.

                  (b) In the event the Company is merged or consolidated with another corporation and the Company is the surviving corporation, the Option, whether or not then exercisable, shall pertain to and apply to the securities or other property to which a holder of the number the Option Shares subject to the Option would have been entitled upon such transaction.

                  (c) In the event the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or in the event substantially all of the property or stock of the Company is acquired by another corporation, or in case of a separation, reorganization, or liquidation of the Company, the Board of Directors of the Company shall, in its sole discretion, either (i) make appropriate provision for protection of the Option by the substitution on an equitable basis of appropriate stock of the Company, or of the merged, consolidated or otherwise reorganized corporation which will be issuable with respect to the stock of the Company, or (ii) upon written notice to the Optionee, provided that the Option must be exercised within a specified period not exceeding sixty (60) days of the date of such notice to the extent the Option is exercisable on the last day of such specified period or it will be terminated. Any portion of the Option which is not exercisable on the last day of such specified period will be terminated and any portion of the Option which is not exercised on or before said last day shall terminate on said last day.

         16. MISCELLANEOUS

                  (a) The Option Agreement shall bind and inure to the benefit of the parties' heirs, legal representatives, successors and permitted assigns.

                  (b) The Option Agreement and these Terms and Conditions constitute the entire agreement between the parties pertaining to the subject matter contained herein and they supersede all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of the Option Agreement shall be binding unless executed in writing by all of the parties. No waiver of any of the provisions of the Option Agreement shall be deemed or shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

                  (c) Should any portion of the Option Agreement or these Terms and Conditions be declared invalid and unenforceable, then such portion shall be deemed to be severable from the Option Agreement and shall not affect the remainder hereof.

                  (d) All notices to be sent hereunder shall be delivered in person or sent by United States Mall, certified and postage prepaid, to Optionee at the address set forth


                                      11.

on the Facing Page of the Option Agreement or to the Company at its principal place of business, Attention: President. Any change in the address to which notices shall be sent under the Option Agreement to the Optionee shall be made by the Optionee upon ten (10) days' written notice to the Company.

                  (e) The prevailing party in any court action brought to interpret or enforce any provision of the Option Agreement shall be entitled to recover, as an element of the costs of suit, and not as damages, an award of reasonable attorneys' fees, to be fixed by the court. Such award may be made as part of a judgment by default or as part of a judgment after trial or after appeal.

                  (f) The Option Agreement shall be construed according to the laws of the State of California. The Option Agreement is made and entered into in Montclair, California.

                  (g) In consideration of the grant of the Option, all other options for the purchase of the Company's equity securities previously granted to Optionee (excluding any options granted to Optionee pursuant to the Shareholders Rights Agreement dated as of the date hereof between the Company and its shareholders) are hereby cancelled and terminated.

                  (h) In the event the California Department of Corporations, in connection with an application for qualification of the Company's stock option plan, requires any changes to be made to the form Incentive Stock Option Agreement (attached as Exhibit J to the Series A, Series B and Series C Preferred Stock Purchase Agreement dated as of the date hereof) for the protection of optionees, the Company agrees to amend the Option Agreement and these Terms and Conditions to the extent necessary to conform to such required changes.


                                      12.

                                   APPENDIX A

                  NOTICE OF EXERCISE OF INCENTIVE STOCK OPTION

To:      HOT TOPIC, INC.
         4650 Arrow Highway
         Unit C-1
         Montclair, California 91763
         Attention: President

         I, a resident of the State of ________________, hereby exercise my incentive stock option granted by HOT TOPIC, INC., a California corporation (the "Company"), on ______________, 199__, subject to all the terms and provisions thereof and notify the Company of my desire to purchase _____ shares of Common Stock of the Company at the exercise price of ________ Dollars ($ ______) per share pursuant to said option.

         I agree to complete and execute any additional documents which the Company may request that I complete in order to comply with applicable federal, state and local securities laws, rules and regulations.

Dated: ____________________

___________________________                       ____________________________
Social Security or                                [name]
Taxpayer I.D. Number
                                                  Address:
                                                  ____________________________
                                                  ____________________________
                                                  ____________________________


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